Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-172234 on Form S-8 of our report dated May 13, 2011 relating to the consolidated financial statements and the financial statement schedule of Daqo New Energy Corp., appearing in this Annual Report on Form 20-F of Daqo New Energy Corp. for the year ended December 31, 2010.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Shanghai, the People’s Republic of China

May 13, 2011